EXHIBIT 99.1

Amtech Reports First Quarter Fiscal 2025 Results

TEMPE, Ariz., February 5, 2025 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of equipment and consumables for semiconductor fabrication and packaging, today reported results for its first quarter ended December 31, 2024.

First Quarter Fiscal 2025 Financial and Operational Results:

•
Net revenue of $24.4 million
•
Cash of $13.2 million
•
Cash provided by operations of $2.9 million
•
GAAP net income of $0.3 million
•
Non-GAAP net income of $0.8 million(1)
•
Adjusted EBITDA $1.9 million (1)
•
Customer orders of $18.1 million
•
Backlog of $19.0 million

(1) See GAAP to non-GAAP and EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

“I'm pleased to report a strong first quarter that exceeded the high end of our guidance, with $24.4 million in revenue and $1.9 million in adjusted EBITDA. While industry softness remains a headwind, we continue to make progress on our operational excellence and cost optimization initiatives, evidenced by the $1.8 million year-over-year increase in adjusted EBITDA. With strong long-term growth drivers that include AI infrastructure investments and our initiatives to grow our consumables, parts and services revenue, we are well positioned to deliver profitable growth that should result in meaningful value creation for shareholders,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q1	Q4	Q1
	FY 2025	FY 2024	FY 2024
Revenues, net	$24.4	$24.1	$24.9
Gross profit	$9.4	$9.8	$8.2
Gross margin	38.4%	40.7%	33.0%
Non-GAAP gross profit (1)	$9.4	$9.8	$9.3
Non-GAAP gross margin (1)	38.4%	40.7%	37.5%

GAAP net income (loss)	$0.3	$(0.5)	$(9.4)
GAAP net income (loss) per diluted share	$0.02	$(0.04)	$(0.66)
Non-GAAP net income (loss) (1)	$0.8	$(0.0)	$(0.6)
Non-GAAP net income (loss) per diluted share (1)	$0.06	$(0.00)	$(0.04)

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues increased 1% sequentially from last quarter and decreased 2% from the first quarter of fiscal 2024. The sequential increase from last quarter is primarily due to increased sales of our diffusion and high temperature furnaces, partially offset by lower sales of our wafer cleaning equipment. The decrease from the prior year is primarily attributable to lower sales of our wafer cleaning equipment.

GAAP gross margin decreased by $0.4 million sequentially compared to last quarter due to a less favorable product mix. GAAP gross margin increased by $1.1 million dollars compared to the same prior year period. This is driven by better margin profiles and cost savings despite $0.5 million lower revenue and due to an intangible asset impairment of $0.8 million in Q1 2024.

Selling, General & Administrative (“SG&A”) expenses decreased $0.7 million sequentially from last quarter and decreased $0.5 million compared to the same prior year period. The decrease across both periods are primarily due to fixed cost reductions.

Research, Development and Engineering expenses decreased $0.1 million sequentially from last quarter and decreased $0.7 million compared to the same prior year period. The sequential decrease is due primarily to the timing of purchases related to specific projects. The decrease from prior year is attributable to development efforts in our Semiconductor Fabrication Solutions segment that did not recur.

GAAP net income for the first quarter of fiscal 2025 was $0.3 million, or 2 cents per share. This compares to GAAP net loss of $0.5 million, or 4 cents per share for the preceding quarter and GAAP net loss of $9.4 million, or 66 cents per share, for the first quarter of fiscal 2024.

Non-GAAP net income for the first quarter of fiscal 2025 was $0.8 million, or 6 cents per share. This compares to non-GAAP net loss of $7,000, or 0 cents per share for the preceding quarter and non-GAAP net loss of $0.6 million, or 4 cents per share, for the first quarter of fiscal 2024.

Unrestricted cash and cash equivalents at December 31, 2024, were $13.2 million, compared to $11.1 million at September 30, 2024, due primarily to strong accounts receivable collection and inventory management efforts during the quarter.

In discussing financial results for the three months ended December 31, 2024 and 2023 and the three months ended September 30, 2024, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, expenses related to the discontinued product line, gain on the sale of our Arizona headquarters, moving expenses, amortization of acquired intangible assets, acquisition expenses, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the second quarter ending March 31, 2025, we expect revenues in the range of $21 - 23 million with adjusted EBITDA nominally positive. Although the near-term outlook for revenue and earnings remains challenging, we remain confident that our long-term future prospects are strong for both our consumables and equipment serving advanced mobility and advanced packaging applications. We continue to optimize and reduce Amtech's structural costs. We believe these steps should significantly improve results and enhance profitability through market cycles.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET on Wednesday, February 5, 2025 to discuss our fiscal first quarter financial results. The call will be available to interested parties by dialing 1-800-717-1738. For international callers, please dial +1-646-307-1865. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. provides equipment, consumables and services for semiconductor wafer fabrication and device packaging. Our products are used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon (Si) power devices, digital and analog devices, power electronic packages, advanced semiconductor packages and electronic assemblies. We sell these products to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, long term future prospects, operating results, business strategies, projected costs, the optimization and reduction of structural costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2024, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Wade M. Jenke
Vice President and Chief Financial Officer
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Michael Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Amtech Systems, Inc.
Revenues, net	$24,385	$24,112	$24,920
GAAP gross profit	$9,363	$9,803	$8,219
Non-GAAP gross profit	$9,363	$9,803	$9,341
GAAP gross margin	38%	41%	33%
Non-GAAP gross margin	38%	41%	37%
Operating income (loss)	$339	$26	$(8,934)
New orders	$18,070	$17,587	$23,105
Backlog	$18,998	$25,312	$49,979
Thermal Processing Solutions Segment
Revenues, net	$18,684	$16,155	$17,527
GAAP gross profit	$7,329	$6,756	$6,159
Non-GAAP gross profit	$7,329	$6,756	$6,159
GAAP gross margin	39%	42%	35%
Non-GAAP gross margin	39%	42%	35%
Operating income	$2,874	$2,530	$1,081
New orders	$13,167	$9,328	$17,129
Backlog	$15,328	$20,845	$44,835
Semiconductor Fabrication Solutions Segment
Revenues, net	$5,701	$7,957	$7,393
GAAP gross profit	$2,034	$3,047	$2,060
Non-GAAP gross profit	$2,034	$3,047	$3,182
GAAP gross margin	36%	38%	28%
Non-GAAP gross margin	36%	38%	43%
Operating (loss) income	$(358)	$447	$(7,844)
New orders	$4,903	$8,259	$5,976
Backlog	$3,670	$4,467	$5,144

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,
	2024	2023
Revenues, net	$24,385	$24,920
Cost of sales	15,022	15,852
Intangible asset impairment	—	849
Gross profit	9,363	8,219

Selling, general and administrative	8,051	8,567
Research, development and engineering	876	1,588
Loss on disposal of fixed assets	24	—
Goodwill impairment	—	6,370
Intangible asset impairment	—	430
Severance expense	73	198
Operating income (loss)	339	(8,934)

Interest income	5	19
Interest expense	(7)	(198)
Foreign currency gain (loss)	401	(187)
Other	19	—
Income (loss) before income tax provision	757	(9,300)
Income tax provision	445	58
Net income (loss)	$312	$(9,358)

Income (Loss) Per Share:
Net income (loss) per basic share	$0.02	$(0.66)
Net income (loss) per diluted share	$0.02	$(0.66)
Weighted average shares outstanding:
Basic	14,272	14,188
Diluted	14,300	14,188

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2024	September 30, 2024
Assets
Current Assets
Cash and cash equivalents	$13,214	$11,086
Accounts receivable (less allowance for credit losses of $117 and $103 at December 31, 2024 and September 30, 2024, respectively)	20,822	21,989
Inventories	25,611	26,867
Income taxes receivable	95	132
Other current assets	4,525	4,302
Total current assets	64,267	64,376
Property, Plant and Equipment - Net	11,076	11,647
Right-of-Use Assets - Net	15,978	16,596
Intangible Assets - Net	3,876	4,004
Goodwill	21,261	21,261
Deferred Income Taxes - Net	185	185
Other Assets	1,133	884
Total Assets	$117,776	$118,953
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$6,888	$5,356
Accrued compensation and related taxes	2,254	2,057
Accrued warranty expense	513	602
Other accrued liabilities	447	477
Current maturities of finance lease liabilities and long-term debt	102	101
Current portion of long-term operating lease liabilities	2,098	2,041
Contract liabilities	6,658	8,965
Total current liabilities	18,960	19,599
Finance Lease Liabilities and Long-Term Debt	161	189
Long-Term Operating Lease Liabilities	14,666	15,240
Income Taxes Payable	1,488	1,510
Other Long-Term Liabilities	59	57
Total Liabilities	35,334	36,595
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,289,066 and 14,258,879 at December 31, 2024 and September 30, 2024, respectively	143	143
Additional paid-in capital	128,949	128,466
Accumulated other comprehensive loss	(1,431)	(720)
Retained deficit	(45,219)	(45,531)
Total Shareholders’ Equity	82,442	82,358
Total Liabilities and Shareholders’ Equity	$117,776	$118,953

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,
	2024	2023
Operating Activities
Net income (loss)	$312	$(9,358)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	752	852
Write-down of inventory	632	572
Goodwill impairment	—	6,370
Intangible asset impairment	—	1,279
Deferred income taxes	—	(25)
Non-cash share-based compensation expense	333	317
Loss on disposal of fixed assets	24	—
Provision for allowance for credit losses	19	(42)
Changes in operating assets and liabilities:
Accounts receivable	1,148	5,114
Inventories	624	243
Other assets	146	1,783
Accounts payable	1,608	(1,661)
Accrued income taxes	14	(222)
Accrued and other liabilities	(438)	(1,751)
Contract liabilities	(2,307)	1,500
Net cash provided by operating activities	2,867	4,971
Investing Activities
Purchases of property, plant and equipment	(143)	(756)
Net cash used in investing activities	(143)	(756)
Financing Activities
Proceeds from the exercise of stock options	150	28
Payments on long-term debt	(24)	(556)
Net cash provided by (used in) financing activities	126	(528)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(722)	213
Net Increase in Cash and Cash Equivalents	2,128	3,900
Cash and Cash Equivalents, Beginning of Period	11,086	13,133
Cash and Cash Equivalents, End of Period	$13,214	$17,033

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Amtech Systems, Inc. Gross Profit:
GAAP gross profit	$9,363	$9,803	$8,219
Write-down of inventory related to polishing equipment	-	-	273
Intangible asset impairment	-	-	849
Non-GAAP gross profit	$9,363	$9,803	$9,341

GAAP gross margin	38%	41%	33%
Non-GAAP gross margin	38%	41%	37%

Thermal Processing Solutions Segment Gross Profit:
GAAP gross profit	$7,329	$6,756	$6,159
Write-down of inventory related to polishing equipment	-	-	-
Intangible asset impairment	-	-	-
Non-GAAP gross profit	$7,329	$6,756	$6,159

GAAP gross margin	39%	42%	35%
Non-GAAP gross margin	39%	42%	35%

Semiconductor Fabrication Solutions Segment Gross Profit:
GAAP gross profit	$2,034	$3,047	$2,060
Write-down of inventory related to polishing equipment	-	-	273
Intangible asset impairment	-	-	849
Non-GAAP gross profit	$2,034	$3,047	$3,182

GAAP gross margin	36%	38%	28%
Non-GAAP gross margin	36%	38%	43%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Consolidated Net Income (Loss):
GAAP net income (loss)	$312	$(536)	$(9,358)
Write-down of inventory related to polishing equipment	-	-	273
Amortization of acquired intangible assets	108	154	287
Stock compensation expense	333	375	317
Goodwill impairment	-	-	6,370
Intangible asset impairment	-	-	1,279
Severance expense	73	-	198
Non-GAAP net income (loss)	$826	$(7)	$(634)

Net Income (Loss) per Diluted Share:
GAAP net income (loss) per diluted share	$0.02	$(0.04)	$(0.66)
Write-down of inventory related to polishing equipment	-	-	0.02
Amortization of acquired intangible assets	0.01	0.01	0.02
Stock compensation expense	0.02	0.03	0.02
Goodwill impairment	-	-	0.45
Intangible asset impairment	-	-	0.09
Severance expense	0.01	-	0.02
Non-GAAP net income (loss) per diluted share	$0.06	$(0.00)	$(0.04)

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Three Months Ended December 31, 2024
Amtech Systems, Inc. EBITDA:
GAAP net income	$312
Interest income	(5)
Interest expense	7
Income tax provision	445
Depreciation and amortization expense	752
EBITDA	1,511

Stock compensation expense	333
Severance expense	73
Adjusted EBITDA	$1,917